Exhibit 99.1

ELDORADO RESORTS AND CHURCHILL DOWNS ANNOUNCE MUTUAL TERMINATION

OF LADY LUCK CASINO VICKSBURG TRANSACTION AND AMENDMENT

TO PRESQUE ISLE DOWNS & CASINO TRANSACTION

Churchill Downs Agrees in Principle to Assume Management

of Eldorado Resorts’ Lady Luck Casino Nemacolin

Reno, Nev., (July 9, 2018) — Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado” or the “Company”) and Churchill Downs Incorporated (NASDAQ: CHDN) (“Churchill” or “Churchill Downs”) announced today that they have terminated their previously announced agreement whereby Churchill was to acquire substantially all of the assets and properties associated with Lady Luck Casino in Vicksburg, Mississippi (“Lady Luck Vicksburg”) and amended their previously announced agreement whereby Churchill is to acquire substantially all of the assets and properties associated with Presque Isle Downs & Casino in Erie, Pennsylvania from Eldorado (collectively, the “Termination and Amendment Agreements”). Pursuant to the Termination and Amendment Agreements, Churchill will pay Eldorado a $5.0 million termination fee, subject to the parties’ execution of a definitive agreement with respect to the Lady Luck Nemacolin transaction as described below.

Gary Carano, Chairman and Chief Executive Officer of Eldorado, commented, “We are delighted to work with the team at Churchill Downs to move forward with our planned divestiture of Presque Isle Downs and believe the transfer of the management of Lady Luck Nemacolin to Churchill will allow Eldorado Resorts to realize meaningful tax benefits. Additionally, while the termination of the Lady Luck Vicksburg transaction, including the receipt of the termination fee, is not meaningful to our Adjusted EBITDA or leverage expectations given our growing scale, we are pleased that Lady Luck Vicksburg will remain a part of the Eldorado family going forward.

“Importantly, our recent agreements to acquire Tropicana Entertainment and the Grand Victoria Casino in Elgin, Illinois, both of which are expected to close late this year, are highly accretive, further increase the scale of our regional gaming platform and significantly accelerate the Company’s free cash flow growth. Our most recent initiatives to enhance shareholder value, including the Tropicana and Grand Victoria transactions and our agreement with The Cordish Companies to master plan, design and develop a new world-class, mixed-use entertainment and hospitality destination adjacent to our Isle Casino Racing Pompano Park in Florida, reflect our commitment to expand our platform into growth markets that have the potential for high returns while leveraging our asset base to build new value for our shareholders.”

On February 28, 2018, Eldorado and Churchill announced two separate definitive asset purchase agreements to effect the Lady Luck Vicksburg and Presque Isle transactions for total aggregate consideration of approximately $229.5 million, subject to certain working capital and other purchase price adjustments. Under the terms of the original agreements, Churchill Downs was to purchase Lady Luck Vicksburg for cash consideration of approximately $50.6 million and Presque Isle Downs & Casino for cash consideration of approximately $178.9 million. Also, as previously disclosed on May 7, 2018, Eldorado and Churchill each received a Federal Trade Commission (the “FTC”) request for additional information and documentary material (a “Second Request”) pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), in connection with the FTC’s review of the pending Lady Luck Vicksburg transaction.

Pursuant to the Termination and Amendment Agreements, Eldorado and Churchill mutually agreed to terminate their respective rights and obligations with respect to the Lady Luck Vicksburg transaction and to, among other things: (i) eliminate the consummation of the Lady Luck Vicksburg transaction as a condition to closing the Presque Isle transaction, (ii) withdraw the parties’ filings previously submitted in connection with the HSR Act and submit new filings pursuant to the HSR Act to reflect the transactions contemplated by the Termination and Amendment Agreements and, (iii) cooperate in good faith, subject to certain conditions, to enter into an agreement pursuant to which Churchill will assume the operations of Eldorado’s Lady Luck Casino Nemacolin in Farmington, Pennsylvania for cash consideration of $100,000 (the “Lady Luck Nemacolin Transaction”). The Presque Isle transaction will continue to reflect a purchase price of $178.9 million and remains dependent on customary closing conditions, including the execution of the definitive agreement with respect to the Lady Luck Nemacolin Transaction.

Subject to expiration of termination of the waiting period under the HSR Act, receipt of Pennsylvania regulatory approvals and other customary closing conditions, Eldorado and Churchill expect the Presque Isle and Lady Luck Nemacolin transactions to close in the fourth quarter of 2018.

About Eldorado Resorts, Inc.

Eldorado Resorts is a leading casino entertainment company that owns and operates twenty properties in ten states, including Colorado, Florida, Iowa, Louisiana, Mississippi, Missouri, Nevada, Ohio, Pennsylvania and West Virginia. In aggregate, Eldorado’s properties feature approximately 21,000 slot machines and VLTs and 600 table games, and over 7,000 hotel rooms. On April 16, 2018, the Company announced that it entered into acquisition agreements for Tropicana Entertainment Inc. and the Grand Victoria Casino in Elgin, IL. The transactions are expected to close in the 2018 fourth quarter. For more information, please visit www.eldoradoresorts.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release. Such risks, uncertainties and other important factors include, but are not limited to: (a) our ability to obtain required regulatory approvals (including approval from gaming regulators and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) and satisfy or waive other closing conditions to consummate the disposition of Presque Isle Downs and Lady Luck Nemacolin and the acquisition of Tropicana and the Grand Victoria Casino on a timely basis; (b) the possibility that the one or more of such transactions do not close on the terms described herein or that we are required to modify aspects of one or more of such transactions to obtain regulatory approval; (c) the possibility that we and Churchill are unable to enter into a definitive agreement with respect to the Lady Luck Nemacolin transaction; (d) our ability to develop the proposed facilities at Isle Casino Racing Pompano Park and promptly and effectively implement our operating strategies at Tropicana and the Grand Victoria Casino and integrate our business and the business of Tropicana and the Grand Victoria Casino to realize the synergies contemplated by the proposed acquisitions; (e) our ability to obtain debt financing on the terms expected, or at all; (f) the possibility that the business of Tropicana or the Grand Victoria Casino may suffer as a result of the announcement of the acquisition thereof; (g) our ability to retain key employees of Tropicana and the Grand Victoria Casino; (h) the outcome of legal proceedings that may be instituted as a result of the proposed acquisitions of Tropicana and the Grand Victoria Casino; (i) and other risks and uncertainties described in our reports on Form 10-K, Form 10-Q and Form 8-K.

Contact:
Thomas Reeg	Joseph N. Jaffoni, James Leahy
President	JCIR
Eldorado Resorts, Inc.	212/835-8500
775/328-0112	eri@jcir.com
investorrelations@eldoradoresorts.com

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